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                                   Exhibit 11


                      THE NEWHALL LAND AND FARMING COMPANY

                        COMPUTATION OF EARNINGS PER UNIT
                        (in thousands, execpt per unit)

                                                                         Years Ended December 31,
                                                                  --------------------------------------
 Partnership Units                                                  1995           1994           1993
                                                                  --------       --------       --------
   Average number of units  outstanding during the period           36,241         36,757         36,757
   Net units issuable in connection with dilutive options based
   upon use of the treasury stock method                                31             32             33
                                                                  --------       --------       --------
   Average number of primary units                                  36,272         36,789         36,790
                                                                  ========       ========       ========
 Net income                                                        $27,317        $15,574        $12,797
                                                                  ========       ========       ========
 Net income per unit                                               $   .75        $   .42        $   .35
                                                                  ========       ========       ========